Exhibit 99.6

ASSIGNMENT OF SUBSCRIPTION RIGHTS

Assignment Separate From Subscription Rights Certificate

FOR VALUE RECEIVED                                      hereby sells, assigns and transfers unto [print name]                                       , at [print address]                                                                         , with a social security or tax identification number of                               , Subscription Rights to Purchase                                 shares of the common stock of Mission Community Bancorp and accompanying warrants represented by Subscription Rights Certificate No.                ..

ASSIGNEE	SUBSCRIPTION RIGHTS HOLDER

Signature:	Signature:
Print Name:	Print Name:

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the front of the Subscription Rights Certificate in every particular, without alteration

Dated: , 2010	Dated: , 2010

MEDALLION GUARANTEE OF SUBSCRIPTION RIGHTS HOLDER SIGNATURE

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program.